Exhibit No. (23)b.




INDEPENDENT AUDITORS' CONSENT
-----------------------------



We hereby consent to the incorporation by reference in Kimberly-Clark Corporation's Registration Statements on Form S-8 (Nos. 33-5299, 33-30425, 33-49050, 33-58402 and 33-64689) and on Form S-3 (Nos. 33-52343 and 33-54177)
of our report dated January 30, 1996 on our audits of the consolidated financial statements and financial statement schedule of Scott Paper Company as of December 30, 1995 and December 31, 1994 and for the years then ended, appearing in this Annual Report on Form 10-K of Kimberly-Clark Corporation for the year ended December 31, 1995.


/s/ COOPERS & LYBRAND L.L.P.
----------------------------


COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, PA
March 26, 1996